UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Advisor Funds II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Old Mutual Emerging Growth Fund Draft Solicitation Script

1-866-412-8382

Greeting:

Hello, my name is __________ calling from Broadridge Financial Solutions on behalf of Old Mutual Emerging Growth Fund, is Mr./Ms. _________ available please?

Mr./Ms.                                   , I am calling on behalf of the Old Mutual Emerging Growth Fund on a recorded line. Recently you were mailed proxy materials for the upcoming Special Meeting of Shareholders. Have you received the material?

If Received:

Your Fund’s Board of Trustees is recommending that you vote in favor of the proposal outlined in the proxy statement. For your convenience, would you like to vote now over the phone?

IF Yes:

The process will only take a few moments.

Again, my name is                                          , a proxy voting specialist on behalf of the Old Mutual Emerging Growth Fund.

Today’s date is	and the time is	E.T.

Would you please state your full name and full mailing address?

Are you authorized to vote all shares?

(If Yes, proceed with voting process)

(If no, identify with shareholder which accounts s/he is authorized to vote and proceed with voting process)

The Board of Trustees has unanimously approved the proposal as set forth in the proxy materials you received and recommends that you vote for the proposal. How do you wish to vote your account/each of your accounts?

For Favorable Vote:

Mr./Ms.                                   I have recorded your vote as follows, for all of your Old Mutual Emerging Growth Fund accounts you are voting in favor of the proposal as set forth in the proxy materials you received.

For Non-Favorable Vote:

Mr./Ms.                                   I have recorded your vote as follows, for all of your Old Mutual Emerging Growth fund accounts you are voting against the proposal as set forth in the proxy materials you received.

For Abstentions:

Mr./Ms.                                   I have recorded your vote as follows, for all of your Old Mutual Emerging Growth Fund accounts you are abstaining on the proposal as set forth in the proxy materials you received.

You will receive a written confirmation of your vote. If you wish to make any changes you may contact us by calling 1-866-412-8382. Thank you very much for your participation and have a great day/evening.

If Unsure of voting:

Would you like me to review the proposal with you? (Answer all the shareholders questions and ask them if they wish to vote over the phone. If they agree, return to authorized voting section. Most questions can be answered by referring to the proxy statement and the Q&A section of the proxy statement).

If Not Received:

I can resend the materials to you. Do you have an email address this can be sent to?

(If yes: Type email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.

If Shares were sold after (record date)

I understand Mr./Ms.__________, however you were a shareholder on the record date and therefore you are still entitled to vote your shares. Would you have any objections voting now?

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the Internet or the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is ____________________ and I am a proxy voting specialist for the Old Mutual Emerging Growth Fund. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on October 29, 2007.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-412-8382 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30

AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING

“Thank you for calling the Broadridge Proxy Services Center for the Old Mutual Emerging Growth Fund. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Thank you.

                INBOUND - CALL IN QUEUE MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Old Mutual Emerging Growth Fund. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Old Mutual Emerging Growth Fund. The Shareholder meeting scheduled for October 29, 2007 was held successfully and all proposal(s) were passed favorably. As a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your The Old Mutual Emerging Growth Fund account, please contact your Financial Advisor or call the Old Mutual Emerging Growth Fund at 1-888-772-2888. Thank you for investing in the Old Mutual Emerging Growth Fund."

OLD MUTUAL ADVISOR FUNDS II

September 10, 2007

Meeting of Shareholders to be held on October 29, 2007.

Dear Shareholder:

Recently we sent you proxy material regarding the Meeting of Shareholders that will take place on October 29, 2007. The Funds’ records indicated that we have not received your important vote. We urge you to vote as soon as possible in order to allow us to obtain a sufficient number of votes to hold the Meeting as scheduled and avoid the possibility of an adjournment. In order for your shares to be represented, we need to receive your instructions before the Meeting on October 29, 2007.

EVERY VOTE COUNTS!

You may think your vote is not important, but it is critical to enable Old Mutual Advisor Funds II to hold the meeting as scheduled, so please vote immediately. Any additional solicitations are costly for the Funds. We urge you to vote your proxy now. You and all other shareholders will benefit from your cooperation.

After careful review, the Board of Trustees has unanimously recommended a vote “FOR” the proposal(s) detailed in your proxy statement.

If you have any questions or you would like the assistance of a professional proxy specialist to cast your vote, please call the Funds’ proxy solicitor, Broadridge Financial Solutions, toll free at 866-412-8382.

For your convenience, you may also use one of the following methods for casting your vote:

1.    By Touch Tone Phone.

Please call us toll-free 24 hours a day at the number indicated on your proxy card.

Follow the simple voting instructions provided.

2.    By Internet.

Visit the web site and vote per the instructions on the enclosed proxy card.

3.    By Mail.

Simply return your executed proxy in the enclosed postage paid envelope immediately.

DON’T HESITATE. PLEASE VOTE TODAY!

Distributor: Old Mutual Investment Partners, Member FINRA, SIPC

R-07-145 09/2007

Old Mutual Advisors Funds II – Old Mutual Emerging Growth Fund recently contacted you regarding a Special Meeting of Shareholders.  The principal purpose of the October 29, 2007 Meeting is to approve an investment sub-advisory agreement which would result in Ashfield Capital Partners, LLC becoming an additional sub-advisor to the Fund. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting as scheduled.

1-866-412-8382

Voting is

very important.

Please vote now to be sure your vote is received in time for the October 29, 2007

Special Meeting of Shareholders.

The Old Mutual Emerging Growth Fund has made it very easy for you to vote. Choose one of the following methods:

•	Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)

•	Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

•	Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

•    Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.

PLEASE VOTE TODAY.

Distributor: Old Mutual Investment Partners, Member FINRA, SIPC

R-07-146 09/2007